UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 1, 2019

CENTERSTATE BANK CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (863) 293-4710

Not Applicable

(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets

Closing of Acquisition of National Commerce Corporation

Effective April 1, 2019 (the “Effective Time”), CenterState Bank Corporation (the “Company” or “CSFL”) completed its previously-announced acquisition of National Commerce Corporation (“NCOM”), pursuant to an Agreement and Plan of Merger by and between CSFL and NCOM, dated as of November 23, 2018 (the “Merger Agreement”).  The acquisition was effected through the merger of NCOM with and into CSFL (the “Merger”), with CSFL as the surviving entity in the Merger. Immediately following the Merger, NCOM’s wholly-owned subsidiary bank, National Bank of Commerce (“NBC”), merged with and into CenterState Bank, N.A. (“CenterState Bank”), with CenterState Bank as the surviving national bank subsidiary of the Company.

Pursuant to the Merger Agreement, NCOM’s stockholders received 1.65 shares (the “exchange ratio”) of CSFL common stock plus for each outstanding share of NCOM common stock held immediately prior to the effective time of the Merger, with cash payable in lieu of any fractional shares. Each option or warrant to purchase shares of NCOM common stock was assumed by CSFL according to its terms and was converted into an option or warrant, as applicable, to purchase the number of shares of CSFL common stock equal to the exchange ratio multiplied by the number of shares of NCOM common stock which such option or warrant entitled the holder thereof to purchase, at an exercise price per share of CSFL common stock equal to the exercise price per share of NCOM common stock that applied to such NCOM stock option or warrant divided by the exchange ratio. The deferrals of NCOM common stock representing equity awards and director fees credited to participant accounts under the National Commerce Corporation Deferral of Compensation Plan were converted into the right to receive the merger consideration in respect of each such deferred share, net of withholding taxes.  Each performance share award with respect to shares of NCOM common stock vested in accordance with the applicable NCOM equity plan and award agreement and became entitled to receive the merger consideration as a deferred share (to be treated as described above) or an outstanding share of common stock, as applicable.

As a result of the Merger, CSFL will issue approximately 34,668,731 shares of CSFL common stock to former holders of NCOM common stock, which based on the closing price of CSFL common stock on March 29, 2019, had a value of approximately $826 million. Each share of CSFL common stock outstanding immediately prior to the Merger remained outstanding and was unaffected by the Merger.

In connection with the Merger, the Company assumed NCOM’s rights and obligations under and relating to NCOM’s outstanding 6.0% Fixed-to-Floating Rate Subordinated Notes due June 1, 2026, in the aggregate principal amount of $25 million, and NCOM’s outstanding 6.5% Fixed-to-Floating Subordinated Notes due June 30, 2027, in the aggregate principal amount of $13 million (in each case before related acquisition accounting fair market value adjustments).

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, in connection with the Merger and pursuant to the terms of the Merger Agreement, the Company increased the size of its board of directors (the “Board”), effective April 1, 2019, from 16 members to 19 members and appointed John H. Holcomb, III, the former Vice Chair of the NCOM board, Richard Murray, IV, the former Chair and CEO of NCOM, and G. Ruffner Page, Jr., the former lead independent director of NCOM, to the Board and the board of directors of CenterState Bank (the “Bank Board”). The Bank Board also took action to appoint Mark L. Drew, a former NCOM and former NBC director, to the Bank Board only, effective April 1, 2019.

At this time, none of these directors have been named to serve on any committees of the board of directors of the Company or CenterState Bank, nor has the Board or the Bank Board identified any committees to which any of the appointees is expected to be appointed.

Each of these directors other than Mr. Murray is entitled to receive the same compensation as other nonemployee directors of the Company: an annual cash retainer of $30,000, payable on a quarterly basis for his service on the board of the Company and CenterState Bank, and a $50,000 annual retainer fee paid in the Company’s common stock. These amounts exclude meeting fees paid to serve on a committee of the board of directors of the Company (i.e., Audit, Compensation,

Nominating, Risk and Culture), which are currently $1,000 per meeting attended by members of a committee.

In addition, effective April 1, 2019, Mr. Murray was appointed as the Chief Executive Officer of CSFL’s subsidiary bank, and William E. Matthews, V, the former President and Chief Financial Officer of NCOM, was appointed as the Chief Financial Officer of CSFL  and CenterState Bank. As previously described in the Company’s joint proxy statement/prospectus, filed with the Securities and Exchange Commission on January 8, 2019, each of Messrs. Murray and Matthews has entered into an employment agreement with CenterState Bank. The description of such employment agreements is incorporated by reference herein, and the description of the employment agreements with Messrs. Murray and Matthews is qualified in its entirety by reference to the full text of the respective employment agreements.

See “Interests of NCOM’s Executive Officers and Directors in the Merger” of the joint proxy statement/prospectus contained in the Registration Statement (File No. 333-229159) filed by CSFL with the Securities and Exchange Commission on January 8, 2019, which is incorporated herein by reference, for additional information about arrangements and transactions between the Company and Messrs. Holcomb, Murray, Matthews, Page, and Drew.

Item 8.01	Other Events

On April 1, 2019, the Company issued a press release announcing the closing of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

	(a)	Financial statements of business acquired

The audited consolidated balance sheets of NCOM as of December 31, 2018 and 2017, and the related statements of earnings, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and report of registered public accounting firm thereto, are filed as Exhibit 99.2 and incorporated by reference herein.

(b)	Pro forma financial information

The unaudited pro forma combined consolidated balance sheet as of December 31, 2018, and the unaudited pro forma combined consolidated statement of income for the year ended December 31, 2018 are filed as Exhibit 99.3 and incorporated by reference herein.

(d) Exhibits:

2.1

Agreement and Plan of Merger, dated as of November 23, 2018, by and between CenterState Bank Corporation and National Commerce Corporation (incorporated by reference to Exhibit 2.1 to CenterState Bank Corporation’s Form 8-K filed on November 26, 2018) (1)

10.1

Employment Agreement, dated as of November 23, 2018, by and between CenterState Bank, N.A. and Richard Murray, IV (incorporated by reference to Exhibit 10.1 to CenterState Bank Corporation’s Form 8-K filed on November 26, 2018)

10.2

Employment Agreement, dated as of November 23, 2018, by and between CenterState Bank, N.A. and William E. Matthews, V (incorporated by reference to Exhibit 10.2 to CenterState Bank Corporation’s Form 8-K filed on November 26, 2018)

23.1*	Consent of Porter Keadle Moore, LLC

99.1*	Press Release of CenterState Bank Corporation, April 1, 2019

99.2*	Audited Consolidated Financial Statements of National Commerce Corporation as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018

99.3*	Unaudited Pro Forma Combined Consolidated Financial Statements of CenterState Bank Corporation as of and for the year ended December 31, 2018

 (1) The Company has omitted schedules and similar attachments to the subject agreement pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or similar attachment upon request.

The Company assumed pursuant to the Merger certain long-term debt instruments of NCOM with respect to subordinated notes under which the aggregate principal amount totaled $38 million (before related acquisition accounting fair market value adjustments), which total amount represents less than one-quarter of one percent of the total unaudited pro-forma combined assets of the Company as of December 31, 2018 as set forth in Exhibit 99.3 of this Form 8-K. The Company agrees to furnish a copy of such instruments to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANK CORPORATION

By:	/s/ Jennifer L. Idell
Jennifer L. Idell
Executive Vice President and
Chief Administrative Officer

Date:  April 1, 2019